As filed with the Securities and Exchange Commission on August 28, 2006.
Registration No. 333-34766

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
Post-Effective Amendment No. 2 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________
STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway, Jefferson, Louisiana 70121
(Address, including zip code, of Principal Executive Offices)
Stewart Enterprises, Inc. 2000 Incentive Compensation Plan
Stewart Enterprises, Inc. 2000 Director’s Stock Option Plan
Stewart Enterprises, Inc. Employees’ Retirement Trust
(A Profit Sharing Plan) and Trust Agreement
(Full title of the plans)
Thomas M. Kitchen
Acting Chief Executive Officer and
Chief Financial Officer
Stewart Enterprises, Inc.
1333 South Clearview Parkway,
Jefferson, Louisiana 70121
(504) 729-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

DEREGISTRATION OF CERTAIN SECURITIES
     Stewart Enterprises, Inc. (the “Company”) hereby files this Post-Effective Amendment No. 2 to its Registration Statement on Form S-8, No. 333-34766 (the “Registration Statement”), to deregister all unsold securities registered for sale through the 2000 Directors’ Stock Option Plan (the “Directors Plan”) and the Stewart Enterprises, Inc. Employees’ Retirement Trust (A Profit Sharing Plan) and Trust Agreement (the “SEERT”). The Company no longer offers its Class A Common Stock through the Directors’ Plan or the SEERT and is filing this Post-Effective Amendment No. 2 in accordance with the undertaking included in the Registration Statement to remove from registration all securities that remain unsold at the termination of the offering through the Directors’ Plan and the SEERT.
     The Company continues to offer and sell shares of its Class A Common Stock through the Stewart Enterprises, Inc. 2000 Incentive Compensation Plan and the Registration Statement remains in effect for purposes of that plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jefferson, State of Louisiana, on August 28, 2006.

STEWART ENTERPRISES, INC.
By:	/s/ THOMAS M. KITCHEN
Thomas M. Kitchen
Acting Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Kitchen and Angela M. Lacour, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. LABORDE John P. Laborde	Chairman of the Board	August 28, 2006

/s/ THOMAS M. KITCHEN Thomas M. Kitchen (Principal Executive Officer And Principal Financial Officer)	Acting Chief Executive Officer, Chief Financial Officer and a Director	August 28, 2006

/s/ ANGELA M. LACOUR Angela M. Lacour (Principal Accounting Officer)	Vice President, Corporate Controller and Chief Accounting Officer	August 28, 2006

/s/ FRANK B. STEWART, JR. Frank B. Stewart, Jr.	Director	August 28, 2006

/s/ ALDEN J. MCDONALD, JR. Alden J. McDonald, Jr.	Director	August 28, 2006

/s/ JAMES W. MCFARLAND James W. McFarland	Director	August 28, 2006

/s/ JOHN C. MCNAMARA John C. McNamara	Director	August 28, 2006
/s/ MICHAEL O. READ Michael O. Read	Director	August 28, 2006

/s/ ASHTON J. RYAN, JR. Ashton J. Ryan, Jr.	Director	August 28, 2006

/s/ RONALD H. PATRON Ronald H. Patron	Director	August 28, 2006

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan’s Administrator has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jefferson, State of Louisiana, on August 28, 2006.

STEWART ENTERPRISES, INC. (Profit Sharing Plan Administrator)
By:	/s/ LISA T. WINNINGKOFF
	Name:	Lisa T. Winningkoff
	Title:	Member, Administrative and Investment Committee